Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
 OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ChinaCast Education Corporation (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Ron Chan Tze Ngon, Chief Executive Officer and Chairman of the Registrant and Antonio Sena, Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the period covered by the Report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: March 16, 2011	/s/ Ron Chan Tze Ngon
Ron Chan Tze Ngon
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: March 16, 2011	/s/ Antonio Sena
Antonio Sena
Chief Financial Officer
(Principal Financial and Accounting Officer)